Exhibit 99.6
To Unitholders in the United States:
Both parties of the Merger Agreement referred to in this document, Japan Rental Housing Investments Inc. and Prospect Reit Investment Corporation, have been incorporated under the laws of Japan. The merger described in this document is made for the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.
It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.
You should be aware that the issuer may purchase investment units otherwise than under the merger, such as in open market or privately negotiated purchases or through subscriptions of newly issued investment units.
This document has been translated from the Japanese original for reference purposes only. In the event of any discrepancy between this translated document and the Japanese original, the original shall prevail.

[Translation]
May 13, 2010
Dear Unitholders:
1-3-12 Shiba-Koen, Minato-ku, Tokyo
Japan Rental Housing Investments Inc.
Takao Sakuma, Executive Director
Convocation Notice of
The 8th General Meeting of Unitholders
This is to inform you that the 8th General Meeting of Unitholders of Japan Rental Housing Investments Inc. (“JRH”) will be held as described below. You are cordially invited to attend the General Meeting of Unitholders.
Please note that you may exercise your voting rights via the voting rights exercise form if you are unable to attend the General Meeting of Unitholders in person. In such case, you are sincerely requested to carefully examine the attached “Reference Documents Concerning the General Meeting of Unitholders” and, after indicating your votes for or against each agenda on the enclosed voting rights exercise form, to send such form to us, ensuring that the form reaches us by no later than 6:00 p.m. on Thursday, May 27, 2010.
In accordance with Article 93, Paragraph 1 of the Law Concerning Investment Trusts and Investment Corporations, JRH has set out the provisions concerning “Deemed Approval” in Article 24 of the current Articles of Incorporation.
Accordingly, please be aware that if you are not present at the General Meeting of Unitholders and do not exercise your voting rights via the voting rights exercise form, your voting rights will be included in the number of voting rights of the unitholders in attendance and JRH will deem that you have voted in favor of each agenda submitted to the General Meeting of Unitholders.
(Extract from the Current Articles of Incorporation of JRH)
Article 24 (Deemed Approval)
1.	Any unitholder who does not attend a general meeting of unitholders and does not exercise his/her voting rights shall be deemed to be in favor of any proposal submitted to such general meeting of unitholders (provided, however, that in cases where two or more proposals are submitted and any such proposal is in conflict in its nature with another proposal, both of such proposals shall be excluded from such deemed approval).
2.	The number of voting rights owned by the unitholder deemed to be in favor of a proposal in accordance with the preceding paragraph shall be included in the number of voting rights of the unitholders in attendance.

1. Date and Time:	May 28, 2010 (Friday) at 1:00 p.m.
2. Place:	1-18-1 Shimbashi, Minato-ku, Tokyo
Koku Kaikan 7th Floor Large Hall
(Please refer to the “Directions to the 8th General Meeting of Unitholders” at the end of this document. Please note that the venue is different from that of the last General Meeting of Unitholders.)
3. Purpose of the General Meeting of Unitholders:
     Agenda to be Resolved

Item 1:	Amendment to the Articles of Incorporation
Item 2:	Appointment of Three (3) Executive Directors
Item 3:	Appointment of Four (4) Supervisory Directors

*	If you attend the General Meeting of Unitholders in person, please submit the enclosed voting rights exercise form to the receptionist at the venue.

*	If you choose to exercise your voting rights by proxy, you may appoint another unitholder with voting rights to attend the General Meeting of Unitholders as your proxy. In such case, such proxy shall submit your voting rights exercise form together with a document certifying the status of the proxy.

*	After the conclusion of the General Meeting of Unitholders, the “Session of Asset Management Report” will be held at the same venue by Mi-Casa Asset Management Inc., the asset management company of JRH.

*	Method of publicizing in the case of revision of the Reference Documents Concerning the General Meeting of Unitholders:

Please note that any revisions that are required to be made, by the date preceding the date of the General Meeting of Unitholders, to the matters included in the Reference Documents Concerning the General Meeting of Unitholders will be posted on JRH’s Web Site (http://www.jrhi.co.jp/).

Reference Documents Concerning the General Meeting of Unitholders
Agenda and References
Item 1: Amendment to the Articles of Incorporation
     1. Reason for Amendments to the Articles of Incorporation
     Amendments to be effective on May 28, 2010
(1)	Aiming to secure steady growth and stable income from its investment assets for the medium and long-term in accordance with its investment policy of asset management, types of the Specified Assets to be invested in will be added.

(2)	In accordance with the amendments made to the Special Taxation Measures Law (Law No. 26 of 1957, as amended; hereinafter the same), necessary revisions of wording will be made.

(3)	Associated with the above amendments, other necessary amendments such as renumbering of articles or paragraphs and other revisions of wording will be made.
     Amendments to be effective subject to the absorption-type merger with Prospect Reit Investment Corporation becoming effective
(1)	The number of authorized units will be increased because (i) the increase of the number of outstanding units of JRH will be increased due to an absorption-type merger between JRH and Prospect Reit Investment Corporation (hereinafter referred to as the “Merger”) and the implementation of the unit split prior to the Merger and (ii) such amendment will enable JRH to raise new capital smoothly for business expansion in the future.

(2)	In accordance with the Special Taxation Measures Law, new clause will be added to enable JRH to select special method so that JRH can adjust the amount of negative goodwill at the time of calculating the distributable amount upon the Merger.

(3)	The amendments described in (1) and (2) above shall be subject to the Merger becoming effective. Therefore, such condition will be described as a supplementary provision.

(4)	Associated with the above amendments, other necessary amendments such as renumbering of articles or paragraphs and revisions of wording will be made.

     2. Details of Amendments to the Articles of Incorporation
          The details of the amendments are as follows:
     Amendments to be effective on May 28, 2010
(Amendments are underlined)

Current Articles of Incorporation	Proposed Amendments

Article 11	Article 11
(Specified Assets Targeted for Asset Management)	(Specified Assets Targeted for Asset Management)

4. The Company may make an investment in any of the following Items, if necessary:	4. The Company may make an investment in any of the following Items, if necessary:

(Newly Established)	(5) Movables under the Civil Code

(5) (Omitted)	(6) (Unchanged)

Article 15	Article 15
(Cash Distribution Policies)	(Cash Distribution Policies)

The Company shall make distributions, in principle, in accordance with the following policies:	The Company shall make distributions, in principle, in accordance with the following policies:

(2) If monetary distribution is conducted with the limit of the amount of profit, distribution amounts shall be determined by the Company and such distribution amounts shall exceed 90% of the income available for distribution of the Company as provided for in Article 67-15 of the Special Taxation Measures Law (Law No. 26 of 1957, as amended) and in Article 39-32-3 of the Enforcement Order concerning Special Taxation Measures Law (Cabinet Order No. 43 of 1957, as amended; hereinafter the “Enforcement Order concerning Special Taxation Measures Law”). The Company may accumulate reserves that are deemed to be necessary for maintaining its Investment Assets or improving the value thereof such as the long-term reserve for maintenance, payment reserve, reserve for distribution, and other similar reserves and accounts.
(2) If monetary distribution is conducted with the limit of the amount of profit, distribution amounts shall be determined by the Company and such distribution amounts shall exceed 90% of the profits available for distribution of the Company as provided for in Article 67-15 of the Special Taxation Measures Law (Law No. 26 of 1957, as amended) (in case of any change in calculation of such amounts due to an amendment to any laws and ordinances, etc., the distribution amounts after such change). The Company may accumulate reserves that are deemed to be necessary for maintaining its Investment Assets or improving the value thereof such as the long-term reserve for maintenance, payment reserve, reserve for distribution, and other similar reserves and accounts.

(3) (Omitted)	(3) (Unchanged)

Current Articles of Incorporation	Proposed Amendments

(4) When the Company makes monetary distribution in excess of profits, the distribution amount shall be limited to the amount obtained by aggregating the amount of profit concerning the relevant Settlement Date and the amount corresponding to depreciation for the relevant fiscal period; provided, however, that if such amount does not exceed 90% of the distributable amount set forth in Article 39-32-3 of the Enforcement Order concerning Special Taxation Measures Law, the Company may make monetary distribution in excess of distributable amount, up to the amount equivalent to 91% of the distributable amount.
(4) When the Company makes monetary distribution in excess of profits, the distribution amount shall be limited to the amount obtained by aggregating the amount of profit concerning the relevant Settlement Date and the amount corresponding to depreciation for the relevant fiscal period; provided, however, that if such amount does not exceed 90% of the distributable amount set forth in Article 39-32-3 of the Enforcement Order concerning Special Taxation Measures Law (Cabinet Order No. 43 of 1957, as amended), the Company may make monetary distribution in excess of distributable amount, up to the amount equivalent to 91% of the distributable amount.
Amendments to be effective subject to the Merger becoming effective
(Amendments are underlined)

Current Articles of Incorporation	Proposed Amendments

CHAPTER 2 INVESTMENT UNITS	CHAPTER 2 INVESTMENT UNITS

Article 5	Article 5
(Total Number of Investment Units Authorized to Be Issued by the Company)	(Total Number of Investment Units Authorized to Be Issued by the Company)

1. The total number of units authorized to be issued by the Company shall be 2 million units.	1. The total number of units authorized to be issued by the Company shall be 5 million units.

CHAPTER 3 ASSET MANAGEMENT OBJECTIVES, POLICIES AND CALCULATION	CHAPTER 3 ASSET MANAGEMENT OBJECTIVES, POLICIES AND CALCULATION

Article 10 (Investment Policy)	Article 10 (Investment Policy)

(Newly Established)	7. The Company shall maintain the ratio of the value of its real estate, etc. (meaning, in this paragraph, the real estate (meaning the assets as set forth in (a), (b) and (e) of Article 37, Paragraph 3, Item 2 of the Ordinance for the Account of the Investment

Current Articles of Incorporation	Proposed Amendments
Trust Corporation (Cabinet Office Ordinance No. 47 of 2006, as amended); hereinafter the same shall apply), leaseholds of real estate, assets as set forth in (f) of the said Item, surface rights and easements and the beneficial interests of trusts formed by entrustment of these assets) to the aggregate amount of the assets held by the Company at not less than 70%.

7. (Omitted)	8. (Unchanged)

8. (Omitted)	9. (Unchanged)

(Supplementary Provision)
(Newly Established)	The amendments to these Articles of Incorporation as set forth in Article 5 and Article 10 shall be effective conditional upon the effectuation of the absorption-type merger between the Corporation, as the surviving corporation, and Prospect Reit Investment Corporation, as the absorbed corporation, in accordance with the merger agreement dated March 26, 2010 executed between the Corporation and Prospect Reit Investment Corporation, on and after the effective date of such merger. This supplementary provision shall be deleted after such effective date.

Item 2: Appointment of Three (3) Executive Directors
The term of office of Executive Directors Takao Sakuma, Robert Zulkoski and Toshiya Kuroda is until January 20, 2011. However, the three Executive Directors have conveyed their wish to resign upon conclusion of the General Meeting of Unitholders. Therefore, JRH shall propose their reappointment as Executive Directors as of May 28, 2010.
In this agenda, pursuant to the provision of Article 28 of the current Articles of Incorporation, the term of office of the Executive Directors shall be two years starting from May 28, 2010, the date on which the Executive Directors are elected to their offices.
This agenda is submitted at the General Meeting of Unitholders upon the resolution of the Board of Directors held on April 28, 2010, with the consents of all Supervisory Directors of JRH,.
The candidates for Executive Director are as follows:

Number
of	Name
Candidates	(Date of Birth)	Biography
1	Takao Sakuma (November 19, 1932)	April, 1955	The Dai-Ichi Bank
		January, 1979	President, The Dai-Ichi Kangyo Bank Nederland
		November, 1981	Chairman, Hawaii Omori Corporation (Seconded post)
		May, 1983	Branch Manager of Hibiya Branch, The Dai-Ichi Kangyo Bank
		September, 1984	Managing Director, Seiko Epson Co., Ltd.
		July, 1989	Managing Director, Tokyo Branch, Kidder, Peabody & Co. Incorporated
		March, 1995	CEO, TS Planning incorporated
		February, 2005	CEO, re-plus REIT management inc. (currently, Mi-Casa Asset Management Inc.)
		October, 2005	Executive Director, re-plus residential investment inc. (currently, Japan Rental Housing Investments Inc.) (present)
		July, 2006	Chairman, re-plus REIT management inc. (currently, Mi-Casa Asset Management Inc.)
		December, 2007	Director (part-time), re-plus REIT management inc. (currently, Mi-Casa Asset Management Inc.)

2	Robert Zulkoski (March 18, 1961)	April, 1983	Vice President of the Real Estate Capital Market Group, Kidder, Peabody & Co. Incorporated
		April, 1989	Managing Director of the Asia Commercial Real Estate Financing and Service Group, General Electric Capital Corporation
		November, 1996	Executive Director of Asia Pacific & Europe, Oakwood Asia Pacific
		May, 1998	Founding Partner and Chief Executive Officer, Colony Capital Asia Pacific
		May, 2004	Chairman and CEO, Pangaea Capital Management
		October, 2007	Managing Director and Representative of the Asia Real Estate and Special Situations Group, Oaktree Capital Management L.P. (present)
		August, 2008	Director (part-time), re-plus REIT management inc. (currently, Mi-Casa Asset Management Inc.)
		January, 2009	Executive Director, Japan Rental Housing Investments Inc. (present)

3	Toshiya Kuroda (April 10, 1960)	May, 1994	Registered as lawyer in the State of New York, U.S.A.
		August, 1994	Vice President of Los Angeles Branch, The Sakura Bank, Limited
		February, 1999	Senior Manager of Real Estate Consulting Department (Los Angeles), KPMG LLP
		April, 2001	Senior Vice President, Oaktree Japan Co., Ltd.
		May, 2005	Director, KW Investment Co., LTD.
		December, 2006	Senior Vice President, Oaktree Japan Co., Ltd. (present)
		January, 2009	Executive Director, Japan Rental Housing Investments Inc. (present)

1.	The above candidates for Executive Director do not own investment units of JRH.

2.	The above candidates for Executive Director execute the general business of JRH as the current Executive Directors of JRH.

3.	The above candidates for Executive Director have no special interest with JRH.

4.	Among the above candidates for Executive Director, Robert Zulkoski is concurrently the Managing Director and Representative of the Asia Real Estate and Special Situations Group of Oaktree Capital Management L.P., and Toshiya Kuroda is concurrently the Senior Vice President of Oaktree Japan Co., Ltd.

Item 3: Appointment of Four (4) Supervisory Directors
The term of office of Supervisory Directors Kouhei Yabuta, Jun Nagamine, Danforth Thomas and Kiyohiko Tsukada is until January 20, 2011. However, the four Supervisory Directors have conveyed their wish to resign upon conclusion of the General Meeting of Unitholders. Therefore, JRH shall propose their reappointment as Supervisory Directors as of May 28, 2010.
In this agenda, pursuant to the provision of Article 28 of the current Articles of Incorporation, the term of office of the Supervisory Directors shall be two years starting from May 28, 2010, the date on which the Supervisory Directors are elected to their offices.
The candidates for Supervisory Director are as follows:

Number
of	Name
Candidates	(Date of Birth)	Biography
1	Kouhei Yabuta (December 24, 1961)	March, 1991	Finalized the Legal Research and Training institute of the Supreme Court of Japan (the 43rd term)
		April, 1991	Bar admission (Daiichi Tokyo Bar Association) Joined HASHIDATE LAW OFFICE
		April, 1997	Partner lawyer at HASHIDATE LAW OFFICE (present)
		January, 2006	Supervisory Director, re-plus residential investment inc. (currently, Japan Rental Housing Investments Inc.) (present)

2	Jun Nagamine (March 10, 1957)	September, 1980	Tohmatsu Awoki & Co.
		September, 1983	Tohmatsu Touche Ross Consulting Co., Ltd.
		September, 1987	Registered as a certified public accountant
		September, 1987	Bankers Trust Company
		September, 1989	Opened Nagamine Accounting Office as a representative (present)
		February, 1990	Registered as a certified public tax accountant
		October, 2001	President and CEO, TPI Limited Co. (present)
		March, 2008	Auditor, GCA Savvian Group corp. (present)
		January, 2009	Supervisory Director, Japan Rental Housing Investments Inc. (present)
		March, 2009	Partner, Nagamine Mishima Accounting Office (present)

3	Danforth Thomas (September 8, 1957)	May, 1982	CS First Boston
		December, 1986	Vice President, Goldman Sachs
		May, 1989	Manager, IVEX International K.K.
		February, 1993	President, Cheyenne Software
		October, 1994	President, Chipcom Japan
		March, 1996	Representative Director, International Investment Consultants Ltd. (present)
		July, 2000	Representative Director, Top Layer Networks Japan (present)
		October, 2000	Manager, Japan Venture Partners, LLC (present)
		November, 2003	Director (Part-time), Fabri-Kal Corporation (present)
		March, 2006	Director (Part-time), Stryker Japan Holding K.K. (present)
		June, 2006	Representative Director, Belkin Japan (present)
		June, 2007	Representative Director, WISECOM K.K. (present)
		October, 2008	Director (Part-time), Mirapoint Japan, K.K. (present)
		January, 2009	Supervisory Director, Japan Rental Housing Investments Inc. (present)
		April, 2009	Director (Part-time), WISECOM K.K. (present)

4	Kiyohiko Tsukada (April 5, 1958)	April, 1981	Long-Term Credit Bank of Japan
		September, 1999	The Norinchukin Bank
		November, 2001	Director of Business Development Department, GE Capital Leasing Corp.
		January, 2005	Executive Director and Managing Director of Business Development Department

Number
of	Name
Candidates	(Date of Birth)	Biography
		February, 2007	Managing Director, Oaktree Japan Co., Ltd. (present)
		January, 2009	Supervisory Director, Japan Rental Housing Investments Inc. (present)

1.	The above candidates for Supervisory Director do not own investment units of JRH.

2.	The above candidates for Supervisory Director, as the current Supervisory Directors of JRH, supervise the execution of duties of the Executive Directors.

3.	The above candidates for Supervisory Director have no special interest with JRH.

4.	Among the above candidates for Supervisory Director, Kouhei Yabuta is concurrently the partner lawyer of HASHIDATE LAW OFFICE, Jun Nagamine is concurrently the president and CEO of TPI Limited Co. and the partner of Nagamine Mishima Accounting Office, Danforth Thomas is concurrently the representative director of International Investment Consultants Ltd., Top Layer Networks Japan, Belkin Japan and WISECOM K.K and the manager of Japan Venture Partners, LLC, and Kiyohiko Tsukada is concurrently Managing Director of Oaktree Japan Co., Ltd.
Reference Matters:
In the case where any agenda submitted to the General Meeting of Unitholders is considered to be in conflict with other agendas, the provisions regarding “Deemed Approval,” as set forth in Article 24 of the current Articles of Incorporation of JRH, in accordance with Article 93, Paragraph 1 of the Law Concerning Investment Trusts and Investment Corporations, shall not apply to any of such agenda. None of the foregoing agenda, Item 1 through Item 3, falls under an agenda in conflict with other agendas.
End of Document

Directions to the 8th General Meeting of Unitholders

Venue:	Aviation Building (Large Conference Room on the 7th Floor)
18-1, Shimbashi 1-chome, Minato-ku, Tokyo
Telephone:	03-3501-1272

Access	JR Shimbashi Station	Hibiya Exit	5-minute walk
	Toei Mita Line Uchisaiwaicho Station	A2 Exit	1-minute walk
	Tokyo Metro Ginza Line Shimbashi Station	7 Exit	5-minute walk
	Toei Asakusa Line Shimbashi Station	7 Exit	5-minute walk
áNoteñ There is no parking available. We kindly ask you not to come by your car.